Exhibit 21.1
Subsidiaries as of
January 31, 2011

Subsidiaries and	Jurisdiction of
Names under which	Incorporation
they do business	Organization
Aptitude Solutions, Inc.	Florida
Cyberhomes, LLC	Delaware
DOCX, LLC	Georgia
Espiel, Inc.	Delaware
Applied Financial Technology
FIS Applied Analytics
LPS Applied Analytics
FNRES Insurance Services LLC	Delaware
Cyberhomes Insurance Services
FNRES License Holdings Inc.	Delaware
Go Apply, LLC	Nevada
GO Holdings, Inc.	Delaware
I-Net Reinsurance, LTD.	Turks & Caicos
Lender Processing Services, LLC	Delaware
Lender’s Service Title Agency, Inc.	Ohio
LPS Agency Sales and Posting, Inc.	California
LPS Applied Analytics, LLC	Delaware
LPS Asset Management Solutions, Inc.	Colorado
Provident Realty
LPS Auction Solutions, LLC	Delaware
LPS Default Management, LLC	Delaware
LPS Default Solutions, Inc.	Delaware
Fidelity National Foreclosure &
Bankruptcy Solutions
LPS Field Services, Inc.	Delaware
LPS IP Holding Company, LLC	Delaware
LPS Management, LLC	Delaware
LPS Mortgage Processing Solutions, Inc.	Delaware
LPS National Flood, LLC	Delaware
LPS Portfolio Solutions, LLC	Delaware
LPS Property Tax Solutions, Inc.	Delaware
National Data Technologies
National TaxNet
LPS Real Estate Data Solutions, Inc.	California
LPS Real Estate Group, Inc.	Delaware
LPS Valuation Solutions, LLC	California
LPS Verification Bureau, Inc.	Florida
LRT Record Services, Inc.	Texas
Land Records of America
Land Records of Texas
LSI Alabama, LLC	Delaware

Subsidiaries and	Jurisdiction of
Names under which	Incorporation
they do business	Organization
LSI Appraisal, LLC	Delaware
LSI Maryland, Inc.	Maryland
LSI Title Agency, Inc.	Illinois
LSI Agency, Inc.
LSI Title Agency of Arkansas, LLC	Arkansas
LSI Title Company	California
LSI Title Company of Oregon, LLC	Oregon
LSI Title Insurance Agency of Utah, Inc.	Utah
LSI Title Insurance Agency of Wyoming, LLC	Wyoming
McDash Analytics, LLC	Colorado
NationalSource Appraisal Services, LLC	Delaware
NationalSource Settlement Services, LLC	Delaware
National Title Insurance of New York Inc.	New York
NewInvoice, L.L.C.	Georgia
OnePointCity, LLC	Ohio
RealEC Technologies, Inc.	Delaware
RealInfo, L.L.C.	Illinois
Softpro, LLC	Delaware
LPS Softpro, LLC
True Automation, Inc.	Texas